Exhibit 10.1

AutoNation, Inc.

Deferred Compensation Plan

Effective March 21, 2021

AutoNation, Inc. Deferred Compensation Plan

Article I
Establishment and Purpose.....................................................................................................1

Article II
Definitions...............................................................................................................................2

Article III
Eligibility and Participation....................................................................................................8

Article IV
Deferrals..................................................................................................................................8

Article V
Company Contributions.........................................................................................................11

Article VI
Benefits..................................................................................................................................12

Article VII
Modifications to Payment Schedules.....................................................................................15

Article VIII
Valuation of Account Balances; Investments........................................................................16

Article IX
Administration.......................................................................................................................17

Article X
Amendment and Termination................................................................................................18

Article XI
Informal Funding...................................................................................................................18

Article XII
Claims....................................................................................................................................18

Article XIII
General Provisions.................................................................................................................23

AutoNation, Inc. Deferred Compensation Plan
ARTICLE I
Establishment and Purpose

AutoNation, Inc. (the “Company”) hereby amends and restates the AutoNation, Inc. Deferred Compensation Plan (the “Plan”), effective March 21, 2021. This amendment and restatement applies to Compensation Deferral Agreements submitted after the Effective Date and related earnings credited which are applicable to Compensation earned and deferred on or after January 1, 2020.

The purpose of the Plan is to attract and retain key employees (“Employees”) and non-employee Directors (“Directors”, and together with Employees, “Participants”), by providing each Participant with an opportunity to defer receipt of their cash compensation. The Plan is not intended to meet the qualification requirements of Code Section 401(a), but is intended to meet the requirements of Code Section 409A, and shall be operated and interpreted consistent with that intent. The Plan is a continuation of the Plan as previously restated effective as of January 1, 2009, November 16, 2010, November 5, 2012, November 1, 2013, October 31, 2014, October 25, 2016, November 1, 2017 and October 1, 2019.

The January 1, 2009 restatement was intended to bring the Plan into compliance with Code Section 409A. The November 16, 2010 restatement allowed Directors of the Company to defer their Director cash compensation on an elective basis, to be paid upon Separation from Service from the Board of Directors. Other than investment returns on deferrals the restatement provided no additional compensation to Directors. The Plan was also amended to allow Participants to establish a Secondary Termination Account with an independent Payment Schedule and investment election from the Termination Account. The November 5, 2012 restatement provided for an additional Secondary Termination Account with independent Payment Schedules and investment allocations, to be paid upon Separation from Service. The October 31, 2014 amendment clarified the application of deferral elections to commissions and made additional clarifying amendments to plan terms. Under its authority, the Committee may limit the number of Secondary Termination Accounts that may be established and maintained by a Participant at any one time. The October 25, 2016 amendment clarified the timing of Death Distributions. This restatement allows Participants to establish Specified Date Accounts that pay as scheduled regardless of separation from service or Disability and prohibits additional allocations of Deferrals to existing Specified Date Accounts under Compensation Deferral Agreements filed after the Effective Date. The November 1, 2017 restatement allows Participants to establish Specified Date Accounts that pay as scheduled regardless of separation from service or Disability and prohibits additional allocations of Deferrals to existing Specified Date Accounts under Compensation Deferral Agreements filed after the Effective Date. The October 1, 2019 restatement clarifies the definition of compensation by removing “base” from salary so as to include additional compensation components that Company may reasonably determine to be included in the definition of “Compensation”. It also clarifies that a Specified Date Account established under the Prior Plan means established prior to November 1, 2017. It clarifies that a Specified Employee identified as a Corporate Vice President includes a Region Vice President. Finally, it removes the provision which automatically cancels deferrals if the Participant receives a hardship distribution under the Employer’s 401(k) Plan. The March 21, 2021 amendment clarifies that regarding the automatic vesting of Company Contributions upon the occurrence of a Participant’s Separation from Service age sixty (60) or greater and completion of six (6) years of Service have been continuous.

The Plan constitutes an unsecured promise by the Company to pay benefits in the future. Participants in the Plan shall have the status of general unsecured creditors of the Company. The Company shall be solely responsible for payment of the benefits to Participants and their beneficiaries. The Plan is unfunded for Federal tax purposes and is intended to be an unfunded arrangement for eligible employees who are

AutoNation, Inc. Deferred Compensation Plan
part of a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and Directors. Any amounts set aside to defray the liabilities assumed by the Company will remain the general assets of the Company and shall remain subject to the claims of the Company’s creditors until such amounts are distributed to the Participants.

ARTICLE II
Definitions

2.1     Account. Account means a bookkeeping account maintained by the Company to record the payment obligation of the Company to a Participant as determined under the terms of the Plan. The Company may maintain an Account to record the total obligation to a Participant and component Accounts to reflect amounts payable at different times and in different forms. Reference to an Account means any such Account established by the Company, as the context requires. Accounts are intended to constitute unfunded obligations within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

2.2     Account Balance. Account Balance means, with respect to any Account, the total payment obligation owed to a Participant from such Account as of the most recent Valuation Date.

2.3     Affiliate. Affiliate means a corporation, trade or business that, together with the Company, is treated as a single employer under Code Section 414(b) or (c).

2.4     Beneficiary. Beneficiary means a natural person, estate, or trust designated by a Participant to receive payments to which a Beneficiary is entitled in accordance with provisions of the Plan. The Participant’s spouse, if living, otherwise the Participant’s estate, shall be the Beneficiary if: (i) the Participant has failed to properly designate a Beneficiary, or (ii) all designated Beneficiaries have predeceased the Participant.

A former spouse shall have no interest under the Plan, as Beneficiary or otherwise, unless the Participant designates such person as a Beneficiary after dissolution of the marriage, except to the extent provided under the terms of a domestic relations order as described in Code Section 414(p)(1)(B).

2.5     Business Day. A Business Day is each day on which the New York Stock Exchange is open for business.

2.6     Cause. With respect to Employees, Separation from Service for “Cause” means:
(a)     Participant’s conviction for commission of a felony or other crime;
(b)     the commission by Participant of any act against the Company or its subsidiaries constituting willful misconduct, dishonesty, fraud, theft or embezzlement;
(c)     Participant’s failure, inability or refusal to perform any of the material services, duties or responsibilities required by him or her by the Company or its subsidiaries, or to materially comply with the policies or procedures established from time to time by the

AutoNation, Inc. Deferred Compensation Plan
Company or its subsidiaries, for any reason other than his or her illness or physical or mental incapacity;
(d)     Participant’s breach of any agreement entered into with the Company or its subsidiaries prior to or within one year after a Separation from Service;
(e)     Participant’s dependence, as determined in good faith by the Company or one of its subsidiaries, on any addictive substance, including, but not limited to, alcohol or any illegal or narcotic drugs;
(f)     the destruction of or material damage to Company property or property of a subsidiary caused by Participant’s willful or grossly negligent conduct; or
(g)    the willful engaging by Participant in any other conduct which is demonstrably injurious to the Company or its subsidiaries, monetarily or otherwise.

2.7     Change in Control. Change in Control, with respect to an Employer that is organized as a corporation, occurs on the date on which any of the following events occur (i) a change in the ownership of the Employer; (ii) a change in the effective control of the Employer; (iii) a change in the ownership of a substantial portion of the assets of the Employer.

For purposes of this Section, a change in the ownership of the Employer occurs on the date on which any one person, or more than one person acting as a group, acquires ownership of stock of the Employer that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Employer. A change in the effective control of the Employer occurs on the date on which either (i) a person, or more than one person acting as a group, acquires ownership of stock of the Employer possessing 30% or more of the total voting power of the stock of the Employer, taking into account all such stock acquired during the 12-month period ending on the date of the most recent acquisition, or (ii) a majority of the members of the Employer’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such Board of Directors prior to the date of the appointment or election, but only if no other corporation is a majority shareholder of the Employer. A change in the ownership of a substantial portion of assets occurs on the date on which any one person, or more than one person acting as a group, other than a person or group of persons that is related to the Employer, acquires assets from the Employer that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Employer immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition.

An event constitutes a Change in Control with respect to a Participant only if the Participant performs services for the Employer that has experienced the Change in Control, or the Participant’s relationship to the affected Employer otherwise satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5)(ii).

The determination as to the occurrence of a Change in Control shall be based on objective facts and in accordance with the requirements of Code Section 409A.

2.8     Claimant. Claimant means a Participant or Beneficiary filing a claim under Article XII of this Plan.

AutoNation, Inc. Deferred Compensation Plan

2.9     Code. Code means the Internal Revenue Code of 1986, as amended from time to time.

2.10     Code Section 409A. Code Section 409A means section 409A of the Code, and regulations and other guidance issued by the Treasury Department and Internal Revenue Service thereunder.

2.11    Committee. Committee means the Deferred Compensation Committee of the Company.

2.12     Company. Company means AutoNation, Inc. and its successors.

2.13     Company Contribution. Company Contribution means a credit by the Company to a Participant’s Account(s) in accordance with the provisions of Article V of the Plan. Company Contributions are credited at the sole discretion of the Company and the fact that a Company Contribution is credited in one year shall not obligate the Company to continue to make such Company Contribution in subsequent years. Unless the context clearly indicates otherwise, a reference to Company Contribution shall include Earnings attributable to such contribution. Directors are not eligible to receive Company Contributions.

2.14     Compensation. Compensation means an Employee’s salary, bonus, commission, and such other cash or equity-based compensation (if any) approved by the Committee as Compensation that may be deferred under this Plan. With respect to Directors, Compensation means annual cash retainers and such other cash compensation approved by the Committee. Compensation shall not include any compensation that has been previously deferred under this Plan or any other arrangement subject to Code Section 409A.

2.15     Compensation Deferral Agreement. Compensation Deferral Agreement means an agreement between a Participant and the Company, written or electronic, that specifies (i) the amount of each component of Compensation that the Participant has elected to defer to the Plan in accordance with the provisions of Article IV, and (ii) the Payment Schedule applicable to one or more Accounts. The Committee may permit different deferral amounts for each component of Compensation and may establish a minimum or maximum deferral amount for each such component. Unless otherwise specified by the Committee in the Compensation Deferral Agreement, Employees may defer up to 75% of their salary and up to 90% of other types of Compensation for a Plan Year, and Directors may defer up to 100% of Compensation. A Compensation Deferral Agreement may also specify the investment allocation described in Section 8.4.

2.16     Death Distribution. Death Distribution means the benefit payable under the Plan to a Participant’s Beneficiary upon the Participant’s death as provided in Section 6.1 of the Plan.

2.17     Deferral. Deferral means a credit to a Participant’s Account(s) that records that portion of the Participant’s Compensation that the Participant has elected to defer to the Plan in accordance with the provisions of Article IV. Unless the context of the Plan clearly indicates otherwise, a reference to Deferrals includes Earnings attributable to such Deferrals.

Deferrals shall be calculated with respect to the gross cash Compensation payable to the Participant prior to any deductions or withholdings, but shall be reduced by the Committee as necessary so that it does not exceed 100% of the cash Compensation of the Participant remaining

AutoNation, Inc. Deferred Compensation Plan
after deduction of all required income and employment taxes, 401(k) and other employee benefit deductions, and other deductions required by law. Changes to payroll withholdings that affect the amount of Compensation being deferred to the Plan shall be allowed only to the extent permissible under Code Section 409A.

2.18     Director. A Director means a non-employee member of the Company’s Board of Directors.

2.19     Disability Benefit. Disability Benefit means the benefit payable under the Plan to a Participant in the event such Participant is determined to be Disabled.

2.20     Disabled. Disabled means that a Participant is, by reason of any medically-determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, (i) unable to engage in any substantial gainful activity, or (ii) receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer. The Committee shall determine whether a Participant is Disabled in accordance with Code Section 409A provided, however, that a Participant shall be deemed to be Disabled if determined to be totally disabled by the Social Security Administration. A Participant that becomes Disabled may be referred to as having a “Disability.”

2.21     Earnings. Earnings means an adjustment to the value of an Account in accordance with Article VIII.

2.22     Effective Date. Effective Date means March 21, 2021.

2.23     Eligible Employee. Eligible Employee means an Employee who is a member of a “select group of management or highly compensated employees” of an Employer within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, as determined by the Committee from time to time in its sole discretion.

2.24     Employee. Employee means a full-time, common-law employee of an Employer.

2.25     Employer. Employer means, with respect to Employees it employs, the Company and each Affiliate.

2.26     ERISA. ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.27     Participant. Participant means a Director or an Eligible Employee who has received notification of his or her eligibility to defer Compensation under the Plan under Section 3.1 and any other person with an Account Balance greater than zero, regardless of whether such individual continues to be an Eligible Employee or Director. A Participant’s continued participation in the Plan shall be governed by Section 3.2 of the Plan.

2.28     Payment Schedule. Payment Schedule means the date as of which payment of an Account under the Plan will commence and the form in which payment of such Account will be made.

AutoNation, Inc. Deferred Compensation Plan
2.29     Performance-Based Compensation. Performance-Based Compensation means Compensation payable to an Employee where the amount of, or entitlement to, the Compensation is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least twelve consecutive months. Organizational or individual performance criteria are considered pre-established if established in writing by not later than ninety (90) days after the commencement of the period of service to which the criteria relate, provided that the outcome is substantially uncertain at the time the criteria are established. The determination of whether Compensation qualifies as “Performance-Based Compensation” will be made in accordance with Treas. Reg. Section 1.409A-1(e) and subsequent guidance.

2.30     Plan. Generally, the term Plan means the “AutoNation, Inc. Deferred Compensation Plan” as documented herein and as may be amended from time to time hereafter. However, to the extent permitted or required under Code Section 409A, the term Plan may in the appropriate context also mean a portion of the Plan that is treated as a single plan under Treas. Reg. Section 1.409A-1(c), or the Plan or portion of the Plan and any other nonqualified deferred compensation plan or portion thereof that is treated as a single plan under such section.

2.31     Plan Year. Plan Year means January 1 through December 31.

2.32     Prior Plan. Prior Plan means the Plan document in effect prior to the Effective Date.

2.33     Secondary Termination Account. A Secondary Termination Account means an account established by a Participant on a Compensation Deferral Agreement to record amounts to be paid upon Separation from Service separate from the Termination Account. The Committee may determine in its sole discretion the maximum number of Secondary Termination Accounts that a Participant may establish. The Termination Account and any Secondary Termination Account may be referred to by different names in enrollment materials and other Participant communications, as determined by the Committee.

2.34     Separation from Service. An Employee incurs a Separation from Service upon termination of employment with the Employer. A Director incurs a Separation from Service on the first date that he or she is no longer a member of the Board of Directors of the Company. Whether a Separation from Service has occurred shall be determined by the Committee in accordance with Code Section 409A. Except in the case of an Employee on a bona fide leave of absence as provided below, an Employee is deemed to have incurred a Separation from Service if the Employer and the Employee reasonably anticipated that the level of services to be performed by the Employee after a date certain would be reduced to 20% or less of the average services rendered by the Employee during the immediately preceding 36-month period (or the total period of employment, if less than 36 months), disregarding periods during which the Employee was on a bona fide leave of absence.

An Employee who is absent from work due to military leave, sick leave, or other bona fide leave of absence shall incur a Separation from Service on the first date immediately following the later of (i) the six-month anniversary of the commencement of the leave or (ii) the expiration of the Employee’s right, if any, to reemployment under statute or contract.

For purposes of determining whether a Separation from Service has occurred, the Employer means the Employer as defined in Section 2.25 of the Plan, except that for purposes of

AutoNation, Inc. Deferred Compensation Plan
determining whether another organization is an Affiliate of the Company for this purpose, common ownership of at least 50% shall be determinative.

The Committee specifically reserves the right to determine whether a sale or other disposition of substantial assets to an unrelated party constitutes a Separation from Service with respect to a Participant providing services to the seller immediately prior to the transaction and providing services to the buyer after the transaction. Such determination shall be made in accordance with the requirements of Code Section 409A.

2.35     Specified Date Account. A Specified Date Account means an Account established pursuant to Section 4.3, that will be paid (or that will commence to be paid) at a future date as specified in the Participant’s Compensation Deferral Agreement. Unless otherwise determined by the Committee, a Participant may maintain no more than five (5) Specified Date Accounts in addition to any Specified Date Accounts established prior to November 1, 2017.

2.36     Specified Date Benefit. Specified Date Benefit means the benefit payable to a Participant under the Plan in accordance with Section 6.1(c).

2.37     Specified Employee. Unless otherwise specified by the Committee in accordance with Code Section 409A, Specified Employee means an Employee who, at any time during the 12-month period ending on the Specified Employee Identification Date was a Corporate or Region Vice President, Region or Market President or above of the Company or any Affiliate, provided any stock of the Company or an Affiliate is actively traded on an established securities market or otherwise. Such Employee shall be treated as a Specified Employee for the entire 12-month period beginning on the Specified Employee Effective Date.

In the event of corporate transactions described in Treas. Reg. Section 1.409A-1(i)(6), the identification of Specified Employees shall be determined in accordance with the default rules described therein, unless the Employer elects to utilize the available alternative methodology through designations made within the timeframes specified therein.

2.38     Specified Employee Identification Date. Specified Employee Identification Date means December 31, unless the Employer has elected a different date through action that is legally binding with respect to all nonqualified deferred compensation plans maintained by the Employer.

2.39     Specified Employee Effective Date. Specified Employee Effective Date means the first day of the fourth month following the Specified Employee Identification Date, or such earlier date as is selected by the Committee.

2.40     Substantial Risk of Forfeiture. Substantial Risk of Forfeiture shall have the meaning specified in Treas. Reg. Section 1.409A-1(d).

2.41    Termination Account. Termination Account means an Account established by the Company upon an Eligible Employee’s commencement of participation in the Plan to record the amounts payable to a Participant upon Separation from Service. Unless the Participant has established a Specified Date Account or a Secondary Termination Account, all Deferrals and Company Contributions shall be allocated to the Termination Account on behalf of the Participant. The Termination

AutoNation, Inc. Deferred Compensation Plan
Account and Secondary Termination Accounts may be referred to by different names in enrollment materials and other Participant communications, as determined by the Committee.

2.42     Termination Benefit. Termination Benefit means the benefit payable to a Participant under the Plan following the Separation from Service of the Participant for any reason other than death or Disability.

2.43     Unforeseeable Emergency. An Unforeseeable Emergency means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s dependent (as defined in Code Section 152, without regard to section 152(b)(1), (b)(2), and (d)(1)(B)), or a Beneficiary; loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The types of events which may qualify as an Unforeseeable Emergency shall be specified by the Committee in administrative documents or forms.

2.44     Valuation Date. Valuation Date shall mean each Business Day.

ARTICLE III
Eligibility and Participation

3.1     Eligibility and Participation. An Eligible Employee or Director becomes a Participant upon the receipt of notification of eligibility to participate.

3.2     Duration. A Participant shall be eligible to defer Compensation and receive allocations of Company Contributions, subject to the terms of the Plan, for as long as such Participant remains an Eligible Employee or Director. A Participant who is no longer an Eligible Employee or Director but has not incurred Separation from Service may not defer Compensation under the Plan (except for deferrals elected for the year in which he ceases to be an Eligible Employee) but may otherwise exercise all of the rights of a Participant under the Plan with respect to his or her Account(s). On and after a Separation from Service, a Participant shall remain a Participant as long as his or her Account Balance is greater than zero and during such time may continue to make allocation elections as provided in Section 8.4 and apply for emergency withdrawals to the extent permitted under Section 6.1(f). An individual shall cease being a Participant in the Plan when all benefits under the Plan to which he or she is entitled have been paid.

3.3     Revocation of Future Participation. Notwithstanding the provisions of Section 3.2, the Committee may, in its discretion, revoke such Participant’s eligibility to make future Deferrals under this Plan. Such revocation will not affect in any manner a Participant’s Accounts or any deferral election in place for the year of such revocation.

ARTICLE IV
Deferrals

4.1     Deferral Elections, Generally.

AutoNation, Inc. Deferred Compensation Plan

(a)     A Participant may elect to defer Compensation by submitting a Compensation Deferral Agreement during the enrollment periods established by the Company (which may be more restrictive than the timing requirements in section 4.2) and in the manner specified by the Company, but in any event, in accordance with Section 4.2. A Compensation Deferral Agreement that is not timely filed with respect to a service period or component of Compensation shall be considered void and shall have no effect with respect to such service period or Compensation. The Company may modify any Compensation Deferral Agreement prior to the date the election becomes irrevocable under the rules of Section 4.2.

(b)     The Participant shall specify on his or her Compensation Deferral Agreement whether to allocate Deferrals to a Termination Account, a Secondary Termination Account or a Specified Date Account. A Director shall specify on his or her Compensation Deferral Agreement whether to allocate Deferrals to a Termination Account or Secondary Termination Account. If no designation is made, all Deferrals shall be allocated to the Termination Account. A Participant may also specify in his or her Compensation Deferral Agreement the Payment Schedule applicable to his or her Plan Accounts. If the form of payment is not specified in a Compensation Deferral Agreement, the form of payment shall be the form of payment specified in Section 6.2.

4.2     Timing Requirements for Compensation Deferral Agreements.

(a)     First Year of Eligibility. In addition to other applicable timing rules described in this Section 4.2, in the case of the first year in which an Eligible Employee becomes eligible to participate in the Plan, he or she has up to 30 days following his initial eligibility to submit a Compensation Deferral Agreement with respect to Compensation to be earned during such year. The Compensation Deferral Agreement described in this paragraph becomes irrevocable upon the end of such 30-day period. The determination of whether an Eligible Employee may file a Compensation Deferral Agreement under this paragraph shall be determined in accordance with the rules of Code Section 409A, including the provisions of Treas. Reg. Section 1.409A-2(a)(7).

A Compensation Deferral Agreement filed under this paragraph applies to Compensation earned on and after the date the Compensation Deferral Agreement becomes irrevocable.

(b)     Prior Year Election. Except as otherwise provided in this Section 4.2, Participants may defer Compensation by filing a Compensation Deferral Agreement no later than December 31 of the year prior to the year in which the Compensation to be deferred is earned. A Compensation Deferral Agreement described in this paragraph shall become irrevocable with respect to such Compensation as of January 1 of the year in which such Compensation is earned.

(c)     Performance-Based Compensation. In addition to other applicable timing rules described in this Section 4.2, Participants may file a Compensation Deferral Agreement with respect to Performance-Based Compensation no later than the date that is six months before the end of the performance period, provided that:

AutoNation, Inc. Deferred Compensation Plan
i.     the Participant performs services continuously from the later of the beginning of the performance period or the date the criteria are established through the date the Compensation Deferral Agreement is submitted; and

ii.     the Compensation is not readily ascertainable as of the date the Compensation Deferral Agreement is filed.

A Compensation Deferral Agreement becomes irrevocable with respect to Performance-Based Compensation as of the day immediately following the latest date for filing such election. Any election to defer Performance-Based Compensation that is made in accordance with this paragraph and that becomes payable as a result of the Participant’s death or Disability or upon a Change in Control prior to the satisfaction of the performance criteria, will be void unless it would be considered timely under another rule described in this Section.

(d)     Sales Commissions. For purposes of applying the election timing rules in this Section 4.2, sales commissions (as defined in Treas. Reg. Section 1.409A-2(a)(12)(i)) are considered to be earned on the date the sale occurs. For the avoidance of doubt, notwithstanding the foregoing, any sales commissions payable after the last day of the applicable Plan Year solely for services performed during the final payroll period containing the last day of such Plan Year are considered to be earned in the subsequent Plan Year in which payment is made in accordance with Treas. Reg. Section 1.409A-2(a)(13).

(e)     Certain Forfeitable Rights. In addition to other applicable timing rules described in this Section 4.2, with respect to a legally binding right to a payment in a subsequent year that is subject to a forfeiture condition requiring the Participant’s continued services for a period of at least twelve months from the date the Participant obtains the legally binding right, an election to defer such Compensation may be made on or before the 30th day after the Participant obtains the legally binding right to the Compensation, provided that the election is made at least twelve months in advance of the earliest date at which the forfeiture condition could lapse. The Compensation Deferral Agreement described in this paragraph becomes irrevocable after such 30th day. If the forfeiture condition applicable to the payment lapses before the end of the required service period as a result of the Participant’s death or disability (as defined in Treas. Reg. Section 1.409A-3(i)(4)) or upon a Change in Control (as defined in Treas. Reg. Section 1.409A-3(i)(5)), the Compensation Deferral Agreement will be void unless it would be considered timely under another rule described in this Section.

(f)     Company Awards. In addition to other applicable timing rules described in this Section 4.2, the Company may unilaterally provide for deferrals of Company awards prior to the date of such awards. Deferrals of severance pay may be negotiated with a Participant prior to the date the Participant has a legally binding right to such Compensation.

(g)     “Evergreen” Deferral Elections. The Committee, in its discretion, may provide in the Compensation Deferral Agreement that such Compensation Deferral Agreement will continue in effect for each subsequent year or performance period. Such “evergreen” Compensation Deferral Agreements will become effective with respect to an item of Compensation on the date such election becomes irrevocable under this Section 4.2. An

AutoNation, Inc. Deferred Compensation Plan
evergreen Compensation Deferral Agreement may be terminated or modified prospectively with respect to Compensation for which such election remains revocable under this Section 4.2. A Participant whose Compensation Deferral Agreement is cancelled in accordance with Section 4.6 will be required to file a new Compensation Deferral Agreement under this Article IV in order to recommence Deferrals under the Plan.

4.3     Allocation of Deferrals. A Compensation Deferral Agreement submitted by an Employee may allocate Deferrals to the Termination Account, one or more Secondary Termination Accounts and/or one or more Specified Date Accounts. A Compensation Deferral Agreement submitted by a Director may allocate Deferrals between a Termination Account and one or more Secondary Termination Accounts. The Committee may, in its discretion, establish a minimum deferral period and maximum deferral period for the establishment of a Specified Date Account (for example, a minimum of the third, but no later than the 15th, Plan Year following the year Compensation is allocated to such accounts).

4.4     Deductions from Pay. The Committee has the authority to determine the payroll practices under which any component of Compensation subject to a Compensation Deferral Agreement will be deducted from a Participant’s Compensation.

4.5     Vesting. Participant Deferrals shall be 100% vested at all times.

4.6     Cancellation of Deferrals. The Committee may cancel a Participant’s Deferrals: (i) for the balance of the Plan Year in which an Unforeseeable Emergency occurs, and (ii) during periods in which the Participant is unable to perform the duties of his or her position or any substantially similar position due to a mental or physical impairment that can be expected to result in death or last for a continuous period of at least six months, provided cancellation occurs by the later of the end of the taxable year of the Participant or the 15th day of the third month following the date the Participant incurs the disability (as defined in this paragraph).

ARTICLE V
Company Contributions

5.1     Discretionary Company Contributions. The Company may, from time to time in its sole and absolute discretion, credit Company Contributions to any Participant in any amount determined by the Company. Such contributions will be credited to a Participant’s Termination Account. Directors are not eligible for discretionary Company Contributions.

5.2     Vesting. Company Contributions described in Section 5.1, above, and the Earnings thereon, shall vest in accordance with the vesting schedule(s) established by the Committee at the time that the Company Contribution is made. All Company Contributions shall become 100% vested upon the occurrence of the earliest of: (i) the death of the Participant while actively employed; (ii) the Disability of the Participant, or (iii) a Participant’s Separation from Service after attainment of age sixty (60) and completion of six (6) continuous Years of Service. The Committee may, at any time, in its sole discretion, increase a Participant’s vested interest in a Company Contribution. The portion of a Participant’s Accounts that remains unvested upon his or her Separation from Service after the application of the terms of this Section 5.2 shall be forfeited. Vested and unvested Company contributions will be recorded in the Participant’s Termination Account.

AutoNation, Inc. Deferred Compensation Plan

    Notwithstanding the foregoing, in the event of a Separation from Service for Cause, (i) a Participant’s vested interest in Company Contributions (other than “matching” contributions) will be determined without regard to any accelerated vesting due to age and service and (ii) amounts (other than “matching contributions”) to which a Participant otherwise would have attained a vested interest in the year of Separation from Service and the three immediately preceding Plan Years will be forfeited.

ARTICLE VI
Benefits

6.1     Benefits. A Participant shall be entitled to the following benefits under the Plan:

(a)     Termination Benefit. Upon the Participant’s Separation from Service for reasons other than death or Disability (or in cases of Directors, for reasons other than death), he or she shall be entitled to a Termination Benefit. The Termination Benefit shall be equal to the vested portion of the Termination Account and the Account Balances of any Specified Date Accounts established prior to November 1, 2017 with respect to which payments have not yet commenced. The Termination Benefit shall be based on the value of that Account(s) as of the end of the month following the month in which Separation from Service occurs or such later date as the Committee, in its sole discretion, shall determine. Payment of the Termination Benefit will be made or begin the first day of the second month following the month in which Separation from Service occurs, provided, however, that with respect to a Participant who is a Specified Employee as of the date such Participant incurs a Separation from Service, payment will be made or begin on the first day of the seventh month following the month in which such Separation from Service occurs. If the Termination Benefit is to be paid in the form of installments, any subsequent installment payments to a Specified Employee will be paid on the anniversary of the date it would have been paid had the Participant not been a Specified Employee and in accordance with the provisions of 6.2(f).

(b)     Secondary Termination Account Benefit. Upon the Participant’s Separation from Service for reasons other than death or Disability (or, in the case of Directors, for reasons other than death), he or she shall be entitled to receive the Account Balances from his or her Secondary Termination Account(s). The amount of the payment from each Secondary Termination Account shall be based on the value of such Secondary Termination Account as of the end of the month following the month in which Separation from Service occurs or such later date as the Committee, in its sole discretion, shall determine. Payment of the Secondary Termination Accounts will be made or begin the first day of the second month following the month in which Separation from Service occurs, provided, however, that with respect to a Participant who is a Specified Employee as of the date such Participant incurs a Separation from Service, payment will be made or begin on the first day of the seventh month following the month in which such Separation from Service occurs. If a Secondary Termination Account is to be paid in the form of installments, any subsequent installment payments to a Specified Employee will be paid on the anniversary of the date it would have been paid had the Participant not been a Specified Employee.

AutoNation, Inc. Deferred Compensation Plan
(c)     Specified Date Benefit. If the Participant has established one or more Specified Date Accounts, he or she shall be entitled to a Specified Date Benefit with respect to each such Specified Date Account. The Specified Date Benefit shall be equal to the Account Balance of the Specified Date Account, based on the value of that Account as of the end of the month designated by the Participant at the time the Account was established. Payment of the Specified Date Benefit will be made or begin the first day of the month following the designated month.

In the event of the Participant’s Separation from Service or Disability prior to the payment commencement date, Specified Date Accounts established prior to November 1, 2017 will be paid as provided under Sections 6.1(a) or (d), as is applicable. In the event of the Participant’s death before or after the payment commencement date, all Specified Date Accounts will be paid under Section 6.1(e).

(d)     Disability Benefit. Upon a determination by the Committee that an Employee Participant is Disabled, he or she shall be entitled to a Disability Benefit. The Disability Benefit shall be equal to the vested portion of the Termination Account, and the Account Balances of any Secondary Termination Accounts and any Specified Date Accounts established prior to November 1, 2017 with respect to which payments have not yet commenced. The Disability Benefit shall be based on the value of the Accounts as of the last day of the month following the month in which Disability occurs and will be paid the first day of the second month following the month in which Disability occurs. Directors are not eligible for a Disability Benefit. Any Specified Date Accounts established after the Effective Date will remain payable as described in Section 6.1(c).

(e)     Death Distribution. In the event of the Participant’s death, his or her designated Beneficiary shall be entitled to a Death Distribution. The Death Distribution shall be equal to the unpaid Account Balances of the Termination Account, any Secondary Termination Accounts and any Specified Date Accounts. The Death Distribution shall be paid no later than December 31 of the year following the year the death occurred.

(f)     Unforeseeable Emergency Payments. Notwithstanding any other provision of this Article VI, a Participant who is an Employee or former Employee and who experiences an Unforeseeable Emergency may submit a written request to the Committee to receive payment from his or her Accounts as provided in this Section 6.1(f). Directors are not eligible for payments under this Section 6.1(f).

Whether a Participant or Beneficiary is faced with an Unforeseeable Emergency permitting an emergency payment shall be determined by the Committee based on the relevant facts and circumstances of each case, but, in any case, a distribution on account of Unforeseeable Emergency may not be made to the extent that such emergency is or may be reimbursed through insurance or otherwise, by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not cause severe financial hardship, or by cessation of Deferrals under this Plan. If an emergency payment is approved by the Committee, the amount of the payment shall not exceed the amount reasonably necessary to satisfy the need, taking into account the additional compensation that is available to the Participant as the result of cancellation of deferrals to the Plan, including amounts necessary to pay any taxes or penalties that the Participant reasonably

AutoNation, Inc. Deferred Compensation Plan
anticipates will result from the payment. The amount of the emergency payment shall be subtracted first from the Participant's Secondary Termination Account with the longest Payment Schedule until depleted, then from Deferrals held in the Termination Account until depleted, then from any Specified Date Accounts established prior to November 1, 2017, beginning with the Account with the latest payment commencement date, then from any Specified Date Accounts established on or after November 1, 2017, beginning with the Specified Date Account with the latest payment commencement date and finally from vested Company Contributions held in the Termination Account. Emergency payments shall be paid in a single lump sum within the 90-day period following the date the payment is approved by the Committee.

6.2     Form of Payment.

(a)     Termination Benefit. A Participant who is entitled to receive a Termination Benefit shall receive payment of such benefit in a single lump sum, unless the Participant elects on his or her initial Compensation Deferral Agreement to have such benefit paid in a series of substantially equal annual installments paid over two (2) to fifteen (15) years.

(b)     Secondary Termination Account Benefit. Payments from a Secondary Termination Account will be made in a single lump sum, unless the Participant elects on his or her Compensation Deferral Agreement with which the account was established to have such payment made in a series of substantially equal annual installments paid over two (2) to fifteen (15) years.

(c)     Specified Date Benefit. The Specified Date Benefit shall be paid in a single lump sum, unless the Participant elects on the Compensation Deferral Agreement with which the account was established to have the Specified Date Account paid in substantially equal annual installments over a period of two (2) to five (5) years, as elected by the Participant.

Notwithstanding any election of a form of payment by the Participant, upon a Separation from Service the unpaid balance of a Specified Date Account established prior to November 1, 2017 and with respect to which payments have not commenced shall be paid in accordance with the form of payment applicable to the Termination, Disability or Death Distribution, as applicable. If such benefit is payable in a single lump sum, the unpaid balance of all Specified Date Accounts established prior to November 1, 2017 (including those in pay status) will be paid in a lump sum.

Specified Date Accounts established after the Effective Date will continue to pay as scheduled regardless of any earlier Separation from Service or Disability, but will be fully paid as part of any Death Distribution.

(d)     Disability Benefit. A Participant who is entitled to receive a Disability Benefit shall receive payment of such benefit according to the Payment Schedule in effect for the Termination Benefit at the time the Disability arises. Payment from a Secondary Termination Account, if any, will be made according to the Payment Schedule in effect for such Account at the time the Disability arises.

AutoNation, Inc. Deferred Compensation Plan
(e)     Death Distribution. A Designated Beneficiary who is entitled to receive a Death Distribution shall receive payment of such benefit in a single lump sum. In the event of a Participant’s death while receiving installment payments from his or her Account, his or her remaining Account Balance will be paid to his or her Beneficiary in a single lump sum.

(f)     Small Account Balances. Notwithstanding any Participant election or other provisions of the Plan, a Participant’s Accounts will be paid in a single lump sum if, as of the first payment commencement date under Sections 6.1(a), (b) or (d), as is applicable, the combined value of his or her Accounts is not greater than $25,000. In addition, notwithstanding anything to the contrary in this Article VI, the Committee may, in accordance with Code Section 409A and the regulations thereunder, at any time and without regard to whether a payment event has occurred, direct in writing an immediate lump sum payment of the Participant’s Accounts if the balance of such Accounts, combined with any other amounts required to be treated as deferred under a single plan pursuant to Code Section 409A, does not exceed the applicable dollar amount under Code Section 402(g)(1)(B), provided any other such aggregated amounts are also distributed in a lump sum at the same time. Such lump sum payment shall automatically be made if the balance of such Accounts does not exceed the applicable dollar amount under Code Section 402(g)(1)(B) at the time the Participant Separates from Service.

(g)     Rules Applicable to Installment Payments. If a Payment Schedule specifies installment payments, annual payments will be made beginning as of the payment commencement date for such installments and shall continue on each anniversary thereof until the number of installment payments specified in the Payment Schedule has been paid. The amount of each installment payment shall be determined by dividing (a) by (b), where (a) equals the Account Balance as of the Valuation Date and (b) equals the remaining number of installment payments.

For purposes of Article VII, installment payments will be treated as a single form of payment.

6.3     Acceleration of or Delay in Payments. The Committee, in its sole and absolute discretion, may elect to accelerate the time or form of payment of a benefit owed to the Participant hereunder, provided such acceleration is permitted under Treas. Reg. Section 1.409A-3(j)(4). The Committee may also, in its sole and absolute discretion, delay the time for payment of a benefit owed to the Participant hereunder, to the extent permitted under Treas. Reg. Section 1.409A-2(b)(7). If the Plan receives a domestic relations order (within the meaning of Code Section 414(p)(1)(B)) directing that all or a portion of a Participant’s Accounts be paid to an “alternate payee,” any amounts to be paid to the alternate payee(s) shall be paid in a single lump sum.

ARTICLE VII
Modifications to Payment Schedules

7.1     Participant’s Right to Modify. A Participant may modify any or all of the alternative Payment Schedules with respect to an Account, consistent with the permissible Payment Schedules available under the Plan, provided such modification complies with the requirements of this

AutoNation, Inc. Deferred Compensation Plan
Article VII. The Committee may further restrict a Participant’s right to modify Account Payment Schedules.

7.2     Time of Election. The date on which a modification election is submitted to the Committee must be at least twelve months prior to the date on which payment is scheduled to commence under the Payment Schedule in effect prior to the modification.

7.3     Date of Payment under Modified Payment Schedule. Except with respect to modifications that relate to the payment of a Disability Benefit, the date payments are to commence under the modified Payment Schedule must be no earlier than five years after the date payment would have commenced under the original Payment Schedule. Under no circumstances may a modification election result in an acceleration of payments in violation of Code Section 409A.

7.4     Effective Date. A modification election submitted in accordance with this Article VII is irrevocable upon receipt by the Committee and becomes effective 12 months after such date.

7.5     Effect on Accounts. An election to modify a Payment Schedule is specific to the Account or payment event to which it applies, and shall not be construed to affect the Payment Schedules of any other Accounts.

ARTICLE VIII
Valuation of Account Balances; Investments

8.1     Valuation. Deferrals shall be credited to appropriate Accounts on the date such Compensation would have been paid to the Participant absent the Compensation Deferral Agreement. Company Contributions shall be credited to the Termination Account at the times determined by the Committee. Valuation of Accounts shall be performed under procedures approved by the Committee.

8.2     Earnings Credit. Each Account will be credited with Earnings on each Business Day, based upon the Participant’s investment allocation among a menu of investment options selected in advance by the Committee, in accordance with the provisions of this Article VIII (“investment allocation”).

8.3     Investment Options. Investment options will be determined by the Committee. The Committee, in its sole discretion, shall be permitted to add or remove investment options from the Plan menu from time to time, provided that any such additions or removals of investment options shall not be effective with respect to any period prior to the effective date of such change.

8.4     Investment Allocations. A Participant’s investment allocation constitutes a deemed, not actual, investment among the investment options comprising the investment menu. At no time shall a Participant have any real or beneficial ownership in any investment option included in the investment menu, nor shall the Company or any trustee acting on its behalf have any obligation to purchase actual securities as a result of a Participant’s investment allocation. A Participant’s investment allocation shall be used solely for purposes of adjusting the value of a Participant’s Account Balances.

AutoNation, Inc. Deferred Compensation Plan
A Participant shall specify an investment allocation for each of his Accounts in accordance with procedures established by the Committee. Allocation among the investment options must be designated in increments of 1%. The Participant’s investment allocation will become effective on the same Business Day or, in the case of investment allocations received after a time specified by the Committee, the next Business Day.

A Participant may change an investment allocation on any Business Day, both with respect to future credits to the Plan and with respect to existing Account Balances, in accordance with procedures adopted by the Committee. Changes shall become effective on the same Business Day or, in the case of investment allocations received after a time specified by the Committee, the next Business Day, and shall be applied prospectively.

8.5     Unallocated Deferrals and Accounts. If the Participant fails to make an investment allocation with respect to an Account, such Account shall be invested in an investment option, the primary objective of which is the preservation of capital, as determined by the Committee.

ARTICLE IX
Administration

9.1     Plan Administration. This Plan shall be administered by the Committee which shall have discretionary authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and to utilize its discretion to decide or resolve any and all questions, including but not limited to eligibility for benefits and interpretations of this Plan and its terms, as may arise in connection with the Plan. Claims for benefits shall be filed with the Committee and resolved in accordance with the claims procedures in Article XII.

9.2     Withholding. The Employer shall have the right to withhold from any payment due under the Plan (or with respect to any amounts credited to the Plan) any taxes required by law to be withheld in respect of such payment (or credit). Withholdings with respect to amounts credited to the Plan shall be deducted from Compensation that has not been deferred to the Plan.

9.3     Indemnification. The Employers shall indemnify and hold harmless each employee, officer, director, agent or organization, to whom or to which are delegated duties, responsibilities, and authority under the Plan or otherwise with respect to administration of the Plan, including, without limitation, the Committee and its agents, against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him or it (including but not limited to reasonable attorney fees) which arise as a result of his or its actions or failure to act in connection with the operation and administration of the Plan to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty, or expense is not paid for by liability insurance purchased or paid for by the Employer. Notwithstanding the foregoing, the Employer shall not indemnify any person or organization if his or its actions or failure to act are due to gross negligence or willful misconduct or for any such amount incurred through any settlement or compromise of any action unless the Employer consents in writing to such settlement or compromise.

9.4     Delegation of Authority. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who shall be legal counsel to the Company.

AutoNation, Inc. Deferred Compensation Plan

9.5     Binding Decisions or Actions. The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations thereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

ARTICLE X
Amendment and Termination

10.1     Amendment and Termination. The Company may at any time and from time to time amend the Plan or may terminate the Plan as provided in this Article X.

10.2     Amendments. The Company may at any time amend the Plan, provided that such amendment shall not cancel, reduce, or otherwise adversely affect the amount of benefits of any Participant accrued (and any form of payment elected) as of the date of any such amendment, without the consent of the Participant.

10.3     Termination. The Company, by action taken by its Board of Directors, may terminate the Plan and pay Participants and Beneficiaries their Account Balances in a single lump sum at any time, to the extent and in accordance with Treas. Reg. Section 1.409A-3(j)(4)(ix).
ARTICLE XI
Informal Funding

11.1     General Assets. Obligations established under the terms of the Plan may be satisfied from the general funds of the Company, or a trust described in this Article XI. No Participant, spouse or Beneficiary shall have any right, title or interest whatever in assets of the Company. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Employers and any Employee, spouse, or Beneficiary. To the extent that any person acquires a right to receive payments hereunder, such rights are no greater than the right of an unsecured general creditor of the Company.

11.2     Rabbi Trust. The Company may, in its sole discretion, establish a grantor trust, commonly known as a rabbi trust, as a vehicle for accumulating assets to pay benefits under the Plan. Payments under the Plan may be paid from the general assets of the Company or from the assets of any such rabbi trust. Payment from any such source shall reduce the obligation owed to the Participant or Beneficiary under the Plan.

ARTICLE XII
Claims

12.1     Filing a Claim. Any controversy or claim arising out of or relating to the Plan shall be filed in writing with the Committee which shall make all determinations concerning such claim. Any claim filed with the Committee and any decision by the Committee denying such claim shall be in writing and shall be delivered to the Participant or Beneficiary filing the claim (the “Claimant”).

1

AutoNation, Inc. Deferred Compensation Plan
(a)     In General. Notice of a denial of benefits (other than Disability benefits) will be provided within ninety (90) days of the Committee’s receipt of the Claimant's claim for benefits. If the Committee determines that it needs additional time to review the claim, the Committee will provide the Claimant with a notice of the extension before the end of the initial ninety (90) day period. The extension will not be more than ninety (90) days from the end of the initial ninety (90) day period and the notice of extension will explain the special circumstances that require the extension and the date by which the Committee expects to make a decision.

(b)     Disability Benefits. Notice of denial of Disability benefits will be provided within forty-five (45) days of the Committee’s receipt of the Claimant’s claim for Disability benefits. If the Committee determines that it needs additional time to review the Disability claim, the Committee will provide the Claimant with a notice of the extension before the end of the initial forty-five (45) day period. If the Committee determines that a decision cannot be made within the first extension period due to matters beyond the control of the Committee, the time period for making a determination may be further extended for an additional thirty (30) days. If such an additional extension is necessary, the Committee shall notify the Claimant prior to the expiration of the initial thirty (30) day extension. Any notice of extension shall indicate the circumstances necessitating the extension of time, the date by which the Committee expects to furnish a notice of decision, the specific standards on which such entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim and any additional information needed to resolve those issues. A Claimant will be provided a minimum of forty-five (45) days to submit any necessary additional information to the Committee. In the event that a thirty (30) day extension is necessary due to a Claimant’s failure to submit information necessary to decide a claim, the period for furnishing a notice of decision shall be tolled from the date on which the notice of the extension is sent to the Claimant until the earlier of the date the Claimant responds to the request for additional information or the response deadline.

(c)     Contents of Notice. If a claim for benefits is completely or partially denied, notice of such denial shall be in writing and shall set forth the reasons for denial in plain language. The notice shall (i) cite the pertinent provisions of the Plan document and (ii) explain, where appropriate, how the Claimant can perfect the claim, including a description of any additional material or information necessary to complete the claim and why such material or information is necessary. The claim denial also shall include an explanation of the claims review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse decision on review. In the case of a complete or partial denial of a Disability benefit claim, the notice shall provide a statement that the Committee will provide to the Claimant, upon request and free of charge, a copy of any internal rule, guideline, protocol, or other similar criterion that was relied upon in making the decision.

12.2     Appeal of Denied Claims. A Claimant whose claim has been completely or partially denied shall be entitled to appeal the claim denial by filing a written appeal with a committee designated to hear such appeals (the “Appeals Committee”). A Claimant who timely requests a review of the denied claim (or his or her authorized representative) may review, upon request and free of charge, copies of all documents, records and other information relevant to the denial and may submit written comments, documents, records and other information relevant to the claim to the Appeals Committee. All written comments, documents, records, and other information shall be

AutoNation, Inc. Deferred Compensation Plan
considered “relevant” if the information (i) was relied upon in making a benefits determination, (ii) was submitted, considered or generated in the course of making a benefits decision regardless of whether it was relied upon to make the decision, or (iii) demonstrates compliance with administrative processes and safeguards established for making benefit decisions. The Appeals Committee may, in its sole discretion and if it deems appropriate or necessary, decide to hold a hearing with respect to the claim appeal.

(a)     In General. Appeal of a denied benefits claim (other than a Disability benefits claim) must be filed in writing with the Appeals Committee no later than sixty (60) days after receipt of the written notification of such claim denial. The Appeals Committee shall make its decision regarding the merits of the denied claim within sixty (60) days following receipt of the appeal (or within one hundred and twenty (120) days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim). If an extension of time for reviewing the appeal is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension. The notice will indicate the special circumstances requiring the extension of time and the date by which the Appeals Committee expects to render the determination on review. The review will take into account comments, documents, records and other information submitted by the Claimant relating to the claim without regard to whether such information was submitted or considered in the initial benefit determination.

(b)     Disability Benefits. Appeal of a denied Disability benefits claim must be filed in writing with the Appeals Committee no later than one hundred eighty (180) days after receipt of the written notification of such claim denial. The review shall be conducted by the Appeals Committee (exclusive of the person who made the initial adverse decision or such person’s subordinate). In reviewing the appeal, the Appeals Committee shall (i) not afford deference to the initial denial of the claim, (ii) consult a medical professional who has appropriate training and experience in the field of medicine relating to the Claimant’s disability and who was neither consulted as part of the initial denial nor is the subordinate of such individual and (iii) identify the medical or vocational experts whose advice was obtained with respect to the initial benefit denial, without regard to whether the advice was relied upon in making the decision. The Appeals Committee shall make its decision regarding the merits of the denied claim within forty-five (45) days following receipt of the appeal (or within ninety (90) days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim). If an extension of time for reviewing the appeal is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension. The notice will indicate the special circumstances requiring the extension of time and the date by which the Appeals Committee expects to render the determination on review. Following its review of any additional information submitted by the Claimant, the Appeals Committee shall render a decision on its review of the denied claim.

(c)     Contents of Notice. If a benefits claim is completely or partially denied on review, notice of such denial shall be in writing and shall set forth the reasons for denial in plain language.

AutoNation, Inc. Deferred Compensation Plan
The decision on review shall set forth (i) the specific reason or reasons for the denial, (ii) specific references to the pertinent Plan provisions on which the denial is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, or other information relevant (as defined above) to the Claimant’s claim, and (iv) a statement describing any voluntary appeal procedures offered by the plan and a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA.

(d)     For the denial of a Disability benefit, the notice will also include a statement that the Appeals Committee will provide, upon request and free of charge, (i) any internal rule, guideline, protocol or other similar criterion relied upon in making the decision, (ii) any medical opinion relied upon to make the decision and (iii) the required statement under Section 2560.503-1(j)(5)(iii) of the Department of Labor regulations.

12.3     Legal Action. A Claimant may not bring any legal action, including commencement of any arbitration, relating to a claim for benefits under the Plan unless and until the Claimant has followed the claims procedures under the Plan and exhausted his or her administrative remedies under such claims procedures. Any such legal action must be commenced within one year of a final determination hereunder with respect to such claim.

If a Participant or Beneficiary prevails in a legal proceeding brought under the Plan to enforce the rights of such Participant or any other similarly situated Participant or Beneficiary, in whole or in part, the Company shall reimburse such Participant or Beneficiary for all legal costs, expenses, attorneys’ fees and such other liabilities incurred as a result of such proceedings.

12.4     Discretion of Appeals Committee. All interpretations, determinations and decisions of the Appeals Committee with respect to any claim shall be made in its sole discretion, and shall be final and conclusive.

12.5     Arbitration. If any claim or controversy between the Committee and a Participant or Beneficiary is not resolved through the claims procedure set forth in Article XII, such claim shall be submitted to and resolved exclusively by expedited binding arbitration by a single arbitrator, excluding claims for which arbitration is not permissible under applicable law. Arbitration shall be conducted in accordance with the following procedures:

The complaining party shall promptly send written notice to the other party identifying the matter in dispute and the proposed remedy. Following the giving of such notice, the parties shall meet and attempt in good faith to resolve the matter. In the event the parties are unable to resolve the matter within twenty one (21) days, the parties shall meet and attempt in good faith to select a single arbitrator acceptable to both parties. If a single arbitrator is not selected by mutual consent within ten (10) Business Days following the giving of the written notice of dispute, an arbitrator shall be selected from a list of nine persons each of whom shall be an attorney who is either engaged in the active practice of law or recognized arbitrator and who, in either event, is experienced in serving as an arbitrator in disputes between employers and employees, which list shall be provided by the main office of either JAMS, the American Arbitration Associate (“AAA”) or the Federal Mediation and Conciliation Service. If, within three Business Days of the parties’ receipt of such list, the parties are unable to agree on an arbitrator from the list, then the parties shall each strike names alternatively from the list, with the first to strike being determined

AutoNation, Inc. Deferred Compensation Plan
by the flip of a coin. After each party has had four strikes, the remaining name on the list shall be the arbitrator. If such person is unable to serve for any reason, the parties shall repeat this process until an arbitrator is selected.

Unless the parties agree otherwise, within sixty (60) days of the selection of the arbitrator, a hearing shall be conducted before such arbitrator at a time and a place agreed upon by the parties. In the event the parties are unable to agree upon the time or place of the arbitration, the time and place shall be designated by the arbitrator after consultation with the parties. Within thirty (30) days of the conclusion of the arbitration hearing, the arbitrator shall issue an award, accompanied by a written decision explaining the basis for the arbitrator’s award.

In any arbitration hereunder, the Company shall pay all administrative fees of the arbitration and all fees of the arbitrator, except that the Participant or Beneficiary may, if he/she/it wishes, pay up to one-half of those amounts. Each party shall pay its own attorneys’ fees, costs, and expenses, unless the arbitrator orders otherwise. The prevailing party in such arbitration, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled, to the extent permitted by law, to reimbursement from the other party for all of the prevailing party’s costs (including but not limited to the arbitrator’s compensation), expenses, and attorneys’ fees. The arbitrator shall have no authority to add to or to modify this Plan, shall apply all applicable law, and shall have no lesser and no greater remedial authority than would a court of law resolving the same claim or controversy. The arbitrator shall, upon an appropriate motion, dismiss any claim without an evidentiary hearing if the party bringing the motion establishes that it would be entitled to summary judgment if the matter had been pursued in court litigation.

The parties shall be entitled to discovery as follows: Each party may take no more than three depositions. The Committee may depose the Participant or Beneficiary plus two other witnesses, and the Participant or Beneficiary may depose the Company or the Committee, pursuant to Rule 30(b)(6) of the Federal Rules of Civil Procedure, plus two other witnesses. Each party may make such reasonable document discovery requests as are allowed in the discretion of the arbitrator.

The decision of the arbitrator shall be final, binding, and non-appealable, and may be enforced as a final judgment in any court of competent jurisdiction.

This arbitration provision of the Plan shall extend to claims against any parent, subsidiary, or affiliate of each party, and, when acting within such capacity, any officer, director, shareholder, Participant, Beneficiary, or agent of any party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law or under this Plan.

Notwithstanding the foregoing, and unless otherwise agreed between the parties, either party may apply to a court for provisional relief, including a temporary restraining order or preliminary injunction, on the ground that the arbitration award to which the applicant may be entitled may be rendered ineffectual without provisional relief.

Any arbitration hereunder shall be conducted in accordance with the Federal Arbitration Act: provided, however, that, in the event of any inconsistency between the rules and procedures of the Act and the terms of this Plan, the terms of this Plan shall prevail.

AutoNation, Inc. Deferred Compensation Plan
If any of the provisions of this Section 12.5 are determined to be unlawful or otherwise unenforceable, in the whole part, such determination shall not affect the validity of the remainder of this section and this section shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible and to insure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration. If a court should find that the provisions of this Section 12.5 are not absolutely binding, then the parties intend any arbitration decision and award to be fully admissible in evidence in any subsequent action, given great weight by any finder of fact and treated as determinative to the maximum extent permitted by law.

The parties do not agree to arbitrate any putative class action or any other representative action. The parties agree to arbitrate only the claims(s) of a single Participant or Beneficiary.

ARTICLE XIII
General Provisions

13.1     Assignment. No interest of any Participant, spouse or Beneficiary under this Plan and no benefit payable hereunder shall be assigned as security for a loan, and any such purported assignment shall be null, void and of no effect, nor shall any such interest or any such benefit be subject in any manner, either voluntarily or involuntarily, to anticipation, sale, transfer, assignment or encumbrance by or through any Participant, spouse or Beneficiary. Notwithstanding anything to the contrary herein, however, the Committee has the discretion to make payments to an alternate payee in accordance with the terms of a domestic relations order (as defined in Code Section 414(p)(1)(B)).

The Company may assign any or all of its liabilities under this Plan in connection with any restructuring, recapitalization, sale of assets or other similar transactions affecting a Participating Employer without the consent of the Participant.

13.2     Accounts Taxable Under Code Section 409A. The Plan is intended to constitute a plan of deferred compensation that meets the requirements for deferral of income taxation under Code Section 409A. The Committee, pursuant to its authority to interpret the Plan, may sever from the Plan or any Compensation Deferral Agreement any provision or exercise of a right that otherwise would result in a violation of Code Section 409A.

13.3     No Legal or Equitable Rights or Interest. No Participant or other person shall have any legal or equitable rights or interest in this Plan that are not expressly granted in this Plan. Participation in this Plan does not give any person any right to be retained in the service of the Company or an Employer. The right and power of the Company or an Employer to dismiss or discharge an Employee is expressly reserved. The Company and Committee make no representations or warranties as to the tax consequences to a Participant or a Participant’s beneficiaries resulting from a deferral of income pursuant to the Plan.

13.4     No Employment Contract. Nothing contained herein shall be construed to constitute a contract of employment between an Employee and an Employer.

13.5     Notice. Any notice or filing required or permitted to be delivered to the Committee under this Plan shall be delivered in writing, in person, or through such electronic means as is established by

AutoNation, Inc. Deferred Compensation Plan
the Committee. Notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Written transmission shall be sent by certified mail to:

AUTONATION, INC.
ATTN: SR. MANAGER, RETIREMENT PLANS
200 SW 1ST AVENUE, SUITE 1400
FT. LAUDERDALE, FL 33301

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing or hand-delivered, or sent by mail to the last known address of the Participant.

13.6     Headings. The headings of Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

13.7     Invalid or Unenforceable Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Committee may elect in its sole discretion to construe such invalid or unenforceable provisions in a manner that conforms to applicable law or as if such provisions, to the extent invalid or unenforceable, had not been included.

13.8     Lost Participants or Beneficiaries. Any Participant or Beneficiary who is entitled to a benefit from the Plan has the duty to keep the Committee advised of his or her current mailing address. If benefit payments are returned to the Plan or are not presented for payment after a reasonable amount of time, the Committee shall presume that the payee is missing. The Committee, after making such efforts as in its discretion it deems reasonable and appropriate to locate the payee, shall stop payment on any uncashed checks and may discontinue making future payments until contact with the payee is restored.

13.9     Facility of Payment to a Minor. If a distribution is to be made to a minor, or to a person who is otherwise incompetent, then the Committee may, in its discretion, make such distribution (i) to the legal guardian, or if none, to a parent of a minor payee with whom the payee maintains his or her residence, or (ii) to the conservator or committee or, if none, to the person having custody of an incompetent payee. Any such distribution shall fully discharge the Committee, the Company, and the Plan from further liability on account thereof.

13.10     Governing Law. To the extent not preempted by ERISA, the laws of the State of Florida shall govern the construction and administration of the Plan.

IN WITNESS WHEREOF, the undersigned executed this Plan as of the 21st day of April, 2021 to be effective as of the Effective Date.

AutoNation, Inc.

By: /s/ C. Coleman Edmunds
It's: EVP, General Counsel and Corporate Secretary, and Committee Chairman